Exhibit 10.2

Execution Version

COMMITMENT INCREASE AMENDMENT

THIS COMMITMENT INCREASE AMENDMENT, dated as of November 16, 2018 (this “Agreement”), by and among the Person identified as an Incremental Term B-5 Lender (the “Incremental Term B-5 Lender”) on the signature pages hereto, SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the other Loan Parties party hereto and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Company, the Designated Borrowers, the Parent, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Morgan Stanley as an L/C Issuer, and Credit Suisse, as Administrative Agent and as an L/C Issuer are party to the Amended and Restated Credit Agreement dated as of April 16, 2018 (such credit agreement as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement, dated as of September 6, 2018 (the “Acquisition Agreement”), by and among SS&C Technologies Holdings, Inc. (the “Parent”) and Impala Private Holdings I, LLC (the “Seller”), the Parent will acquire (the “Acquisition”) all of the issued and outstanding membership interests of Impala Private Holdings II, LLC (the “Target”, and collectively with its subsidiaries, the “Acquired Business”), which in turn beneficially owns all of the issued and outstanding shares of Intralinks Holdings, Inc.

WHEREAS, pursuant to and in accordance with Section 2.01(f) of the Existing Credit Agreement, the Company has requested that the Incremental Term B-5 Lender provide Incremental Term Loans consisting of an increase to the Term B-5 Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term B-5 Loans”) by an aggregate principal amount of $1,000,000,000 (such Incremental Term Loans, the “Incremental Term B-5 Loans”, and the commitments related thereto, the “Incremental Term B-5 Commitments”) on terms identical to those applicable to the existing Term B-5 Facility (including with respect to the Guaranty and Collateral, interest rates (including the Applicable Rate), maturity, and rights to prepayment and repayment) on the Intralinks Incremental B-5 Effective Date (as defined below).

WHEREAS, the Incremental Term B-5 Loans shall be a fungible increase to the Existing Term B-5 Loans and shall form part of the same Class of Term Loans as the Existing Term B-5 Loans under the Existing Credit Agreement.

WHEREAS, in furtherance thereof, each party hereto hereby consents to the modifications to the Existing Credit Agreement as set forth in Section 2 below (the Existing Credit Agreement, as modified hereby, the “Amended Credit Agreement”) (capitalized terms used but not defined herein having the meanings provided in the Amended Credit Agreement).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Institution of Incremental Term Loans.
(a)	Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, the Incremental Term B-5 Lender hereby agrees to commit to provide its Incremental Term

B-5 Commitments on the Intralinks Incremental B-5 Effective Date, in the aggregate principal amount set forth opposite its name on Part A of Schedule A annexed hereto (and the existing Schedule 2.01 to the Existing Credit Agreement shall be deemed to be amended to include the information set forth on Schedule A annexed hereto).

(b)

The Incremental Term B-5 Loans shall be incurred as an increase to the Existing Term B-5 Loans and shall have all of the terms (including with respect to the Guaranty and Collateral, interest rates (including the Applicable Rate), maturity, and rights to prepayment and repayment) applicable to Term B-5 Loans under the Existing Credit Agreement and will, together with the Existing Term B-5 Loans, be treated as one Class of Term Loans. The Incremental Term B-5 Loans will initially be Eurocurrency Rate Loans having an Interest Period ending on the same date as the Interest Period applicable to the Existing Term B-5 Loans outstanding immediately prior to the Intralinks Incremental B-5 Effective Date.

(c)

The Applicable Rate with respect to each of the Incremental Term B-5 Loans shall be the same as set forth in the definition of “Applicable Rate” in the Amended Credit Agreement with respect to Term B-5 Loans.

(d)

The Maturity Date with respect to each of the Incremental Term B-5 Loans shall be the same as set forth in the definition of “Maturity Date” in the Amended Credit Agreement with respect to the Term B-5 Loans.

(e)	The amortization of each of the Incremental Term B-5 Loans shall be the same as set forth in Section 2.07(ix) of the Amended Credit Agreement with respect to the Term B-5 Loans.
(f)

Each of the Administrative Agent, the Company and the other Loan Parties agrees that, as of the Intralinks Incremental B-5 Effective Date, the Incremental Term B-5 Lender shall (a) be a party to the Amended Credit Agreement and the other Loan Documents, (b) be a “Lender”, a “Term Lender” and a “Term B-5 Lender”, as applicable, for all purposes of the Amended Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.

2.

Amendments to the Existing Credit Agreement. The Company, the other Loan Parties, the Incremental Term B-5 Lender and the Administrative Agent each agree that, on the Intralinks Incremental B-5 Effective Date:

(a)	Section 1.01 of the Existing Credit Agreement shall be amended by adding the following defined terms in appropriate alphabetical order:
i.	““Intralinks” means the “Acquired Business” as such term is defined in the Intralinks Incremental B-5 Amendment.”;
ii.	““Intralinks Acquisition” means the acquisition by the Company of Intralinks pursuant to the Intralinks Acquisition Agreement.”;
iii.	““Intralinks Acquisition Agreement” means the “Acquisition Agreement” as such term is defined in the Intralinks Incremental B-5 Amendment.”;
iv.	““Intralinks Incremental B-5 Amendment” means that certain Commitment Increase Amendment, dated as of the Intralinks Incremental B-5 Effective

Date, among, inter alios, the Company, the other Loan Parties party thereto, the Term B-5 Lender party thereto and the Administrative Agent.”;
v.	““Intralinks Incremental B-5 Effective Date” has the meaning assigned to such term in the Intralinks Incremental B-5 Amendment.”;
vi.

““Intralinks Term B-5 Commitment” means, as to each Term B-5 Lender, its obligation to make Term B-5 Loans to the Company pursuant to the Intralinks Incremental B-5 Amendment in the principal amount stated therein pursuant to which such Term B-5 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.”;

vii.

““Intralinks Transactions” means, collectively, (a) the consummation of the Intralinks Acquisition on the Intralinks Incremental B-5 Effective Date and the other transactions contemplated by the Intralinks Acquisition Agreement on or prior to the Intralinks Incremental B-5 Effective Date, (b) the effectiveness of the Term B-5 Loans under this Agreement pursuant to the Intralinks Incremental B-5 Amendment and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.”

(b)	Section 2.01(d) of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

“(d)Term B-5 Facility. The Company shall obtain (a) up to $875,000,000.00 of Incremental Term Loans (the “Eze Term B-5 Loans”) provided for in Section 2.01(f) on the Incremental B-5 Effective Date and (b) up to $1,000,000,000 of Incremental Term Loans (the “Intralinks Term B-5 Loans” provided for in Section 2.01(f) on the Intralinks Incremental B-5 Effective Date and, together with the Eze Term B-5 Loans, the “Term B-5 Loans”); provided that (i) (x) the Eze Term B-5 Loans shall be effected pursuant to the Incremental B-5 Amendment and (y) the Intralinks Term B-5 Loans shall be effected pursuant to the Intralinks Incremental Term B-5 Amendment, which, in each case, shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Company shall make any payments required pursuant to Section 3.05 in connection with the Term B-5 Loans, (iii) the Term B-5 Loans shall be denominated in Dollars and (iv) (x) the Incremental B-5 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental B-5 Amendment and (y) the Intralinks Incremental B-5 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Intralinks Incremental B-5 Amendment. Such Term B-5 Loans established pursuant to this clause (d) shall be effected by the Incremental B-5 Amendment or the Intralinks Incremental B-5 Amendment, as applicable, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-5 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f).”;

(c)	Section 2.06(b) of the Existing Credit Agreement shall be amended by inserting the following new clause (iv) therein:

“(iv) The aggregate initial Intralinks Term B-5 Commitments (and the Intralinks Term B-5 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Intralinks Incremental B-5 Effective Date (after giving effect to any incurrence of Term B-5 Loans on such date).”;

(d)

Section 2.07(ix) of the Existing Credit Agreement shall be amended by replacing each instance of the words “Incremental B-5 Effective Date” appearing therein with the words “Intralinks Incremental B-5 Effective Date.”

(e)	Section 7.11 of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

“7.11Use of Proceeds.  Use the proceeds of (a) the Term B-3 Loans and the Term B-4 Loans to finance (i) the Target Acquisition, (ii) the Refinancing, (iii) to the extent that the Existing Target Senior Notes have not been repaid on the Restatement Effective Date as part of the Refinancing, the Existing Target Senior Notes Escrow and (iv) fees and expenses incurred in connection with the Transaction; (b) the Term B-5 Loans to finance (i) the Eze Acquisition, (ii) fees and expenses incurred in connection with the Eze Transactions, (iii) the Intralinks Acquisition and (iv) fees and expenses incurred in connection with the Intralinks Transactions; and (c) the Revolving Loans to finance working capital, capital expenditures and other lawful corporate purposes, including to make permitted Restricted Payments, Permitted Acquisitions and Investments permitted by Section 8.02, provided that no Loans under the Revolving Facility may be utilized to finance the Target Acquisition, the Refinancing or the Existing Target Senior Notes Escrow or to pay the fees and expenses incurred in connection with the Transaction, except that the Company may use the proceeds of Revolving Loans on the Restatement Effective Date to pay (x) upfront fees and original issue discount in connection with the Transaction and related indebtedness incurred in connection therewith and (y) fees and expenses incurred in connection with the Transaction, in each case as a result of the Arrangers’ exercise of the Flex Provisions. Notwithstanding the foregoing, the Borrowers shall ensure that no proceeds of any Loans are on-lent directly or indirectly to the Swiss Guarantor or a subsidiary of the Swiss Guarantor resident in Switzerland for Swiss tax purposes.”

3.

Conditions to Effectiveness and Availability. Notwithstanding anything to the contrary set forth herein or in the Existing Credit Agreement, the effectiveness of this Agreement and the Company’s receipt of the Incremental Term B-5 Loans hereunder are subject to the satisfaction of the following conditions (the first date on which each such condition has been satisfied, the “Intralinks Incremental B-5 Effective Date”):

(a)

The due execution and delivery of this Agreement by the Company, the other Loan Parties, the Administrative Agent and the Incremental Term B-5 Lender party hereto. Each party hereto agrees that their signature and consent to this Agreement, once delivered, are irrevocable and may not be withdrawn.

(b)Concurrently with the initial funding of the Incremental Term B-5 Loans, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and neither the Company nor any affiliate thereof shall have consented to any action which would require the consent of the Company or such affiliate under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Incremental Term B-5 Lenders in any material respect, in any such case without the prior written consent of the Lead Arrangers (as defined in the commitment letter dated September 6, 2018 (including the exhibits and other attachments thereto, the “Commitment Letter”) among the Company and the Commitment Parties (as defined therein)) (such consent not to be unreasonably withheld) (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent that (a) decreases the purchase price in respect of the Acquisition by 10% or more other than purchase price adjustments pursuant to the express terms of the Acquisition Agreement shall be deemed to be adverse to the interests of the Incremental Term B-5 Lenders in a material respect, unless any such purchase price reduction in excess of 10% is applied to reduce the amount of Incremental Term B-5 Commitments on a dollar-for-dollar basis, (b) any increase in the purchase price in respect of the Acquisition shall not be deemed to be adverse to the interests of the Incremental Term B-5 Lenders in any material respect, so long as such increase is funded solely by the issuance of the Parent of common equity) and (c) any change to the definition of Material Adverse Effect (as defined in the Acquisition Agreement as in effect on September 6, 2018) shall be deemed to be adverse to the interests of the Incremental Term B-5 Lenders in a material respect.

(c)Subject to the Funds Certain Provisions (as defined below), all Guarantees and Collateral Documents with respect to the Acquired Business required to create and perfect the security interest of the Administrative Agent in the Collateral shall have been executed and delivered, and if applicable, be in proper form for filing.

(d)Receipt by the Administrative Agent and the Incremental Term B-5 Lender of a legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent, each L/C Issuer and each Incremental Term B-5 Lender, dated as of the Intralinks Incremental B-5 Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term B-5 Lender.

(e)Receipt by the Administrative Agent and the Incremental Term B-5 Lender of a certificate of Parent in the form of Exhibit A hereto, dated as of the Intralinks Incremental B-5 Effective Date, signed by the chief financial officer of the Parent.

(f)Receipt by the Administrative Agent and the Incremental Term B-5 Lender of a certificate of each Loan Party, dated as of the Intralinks Incremental B-5 Effective Date (the statements made in such certificate shall be true and correct on and as of the Intralinks Incremental B-5 Effective Date), certifying as to each of the following:

i.

copies of the Organization Documents of each Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were adopted by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Intralinks Incremental B-5 Effective Date;

ii.

such certificates of resolutions or other action, incumbency certificates (if applicable in the relevant jurisdiction) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

iii. such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state or jurisdiction of incorporation, organization or formation (if applicable).

(g)Receipt by the Administrative Agent and the Incremental Term B-5 Lender of completed customary searches dated on or before the Intralinks Incremental B-5 Effective Date, including all effective financing statements filed in the jurisdictions of organization of each Loan Party that name such Loan Party as debtor, together with copies of such other financing statements.

(h)Receipt by the Lead Arrangers (as defined in the Commitment Letter) of (1) audited consolidated balance sheets and related statements of income and cash flows of the Target for the most recent two fiscal years ended at least 90 days prior to the Intralinks Incremental B-5 Effective Date and (2) unaudited consolidated balance sheets and related statements of income and cash flows of each of the Target for each fiscal quarter ended after the close of its most recent fiscal year (other than the last quarter of a fiscal year) and at least 45 days prior to the Intralinks Incremental B-5 Effective Date.

(i)To the extent invoiced at least three Business Days prior to the Intralinks Incremental B-5 Effective Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Commitment Letter and the Fee Letter, dated as of September 6, 2018, among the Company and the Commitment Parties or as otherwise agreed by the parties thereto, payable to each Commitment Party and the Lenders shall have been paid to the extent due.

(j)The Administrative Agent and the Lenders shall have received, at least three days prior to the Intralinks Incremental B-5 Effective Date, all documentation and other information regarding Parent, each Borrower and each Guarantor, as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested at least 10 days prior to the Intralinks Incremental B-5 Effective Date.

(k)The Specified Representations and the Acquisition Agreement Representations (as defined below) shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality, shall be true and correct in all respects).  For the purposes of this clause (k), the “Acquisition Agreement Representations” means the representations made by (or relating to) the Acquired Business in the Acquisition Agreement as are material to the interests of the Incremental Term B-5 Lenders, but only to the extent that the Company has the right (or the Company’s applicable affiliate has the right) to terminate the Company’s (or the Company’s affiliate’s) obligations (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations.

(l)Since June 30, 2018, there shall not have occurred and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement in effect on September 6, 2018).

(m)The Administrative Agent and the Incremental Term B-5 Lender shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Section 3(k) and Section 3(l) have been satisfied.

(n)Concurrently with the initial funding of the Incremental Term B-5 Loans, all amounts outstanding (other than contingent obligations) under the following will be repaid in full (or discharged or defeased in accordance with their terms) and all commitments in respect thereof will be terminated and liens in respect thereof will be released, as applicable: (i) that certain First Lien Credit Agreement, dated as of November 14, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Intralinks Holdings, Inc., Intralinks, Inc., as borrower, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the other parties party thereto; and (ii) that certain Second Lien Credit Agreement, dated as of November 14, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Intralinks Holdings, Inc., Intralinks, Inc., as borrower, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the other parties party thereto.

Notwithstanding anything to the contrary set forth in this Section 3, to the extent any Collateral may not be perfected either by (x) the filing of a UCC financing statement (or the equivalent thereof in any applicable jurisdiction), or (y) taking delivery and possession of a stock certificate of the Target, as well as each material direct or indirect wholly-owned domestic subsidiary of the Target (other than a domestic subsidiary that is a Foreign Holdco) (provided that such certificates of the Target’s material wholly-owned domestic restricted subsidiaries will be required to be delivered on the Intralinks Incremental B-5 Effective Date only to the extent received from Target after the Company’s use of commercially reasonable efforts to do so), if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Intralinks Incremental B-5 Effective Date after the Company’s use of commercially reasonable efforts to do so and without undue burden and expense, then the perfection of the security interest in such Collateral shall not constitute a condition precedent to the availability and funding of the Incremental Term B-5 Loans on the Intralinks Incremental B-5 Effective Date but, instead, may be accomplished within 90 days after the Intralinks Incremental B-5 Effective Date (which date may be extended by the Administrative Agent in its reasonable discretion); provided that nothing in preceding clause (ii) shall be construed to limit the applicability of the individual conditions expressly set forth in this Section 3).  The provisions of this paragraph are referred to as the “Funds Certain Provisions”.

4.

Effect of Amendment. Except as expressly set forth in this Agreement or in the Amended Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations or Foreign Obligations (as applicable) of the applicable Loan Parties under the Loan Documents, in each case, as amended by this Agreement.  Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

On and after the Intralinks Incremental B-5 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, in each case shall be deemed a reference to the Amended Credit Agreement.  This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Agreement or otherwise, any such novation being hereby expressly disclaimed.

5.

Amended Credit Agreement Governs.  Except as set forth in this Agreement, the Incremental Term B-5 Loans shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Loan Documents.

6.

Notice.  The address of the Incremental Term B-5 Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by the Incremental Term B-5 Lender to the Administrative Agent in connection with this Agreement.

7.

Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.	Reaffirmation

. By executing and delivering a counterpart hereof, (i) each Borrower and each Guarantor hereby agrees that all Loans incurred by the applicable Borrowers shall be guaranteed by the applicable Guarantors pursuant to the Guaranty set forth at Article IV of the Amended Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) each Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Agreement, after giving effect to this Agreement, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document, in each case after giving effect to this Agreement, including, with respect to the Guarantors, the guaranty of the Obligations or Foreign Obligations (as applicable) by each Guarantor and, with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations or Foreign Obligations (as applicable), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations or Foreign Obligations (as applicable) under the Existing Credit Agreement and the other Loan Documents, in each case after giving effect to this Agreement.

10.

Entire Agreement.  This Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.	GOVERNING LAW; JURISDICTION; ETC. SECTION 11.14 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
12.	WAIVERS OF JURY TRIAL. SECTION 11.15 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
13.

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

14.

Counterparts.  This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a “Loan Document” for purposes of the Amended Credit Agreement.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly Authorized Officer to execute and deliver this Agreement as of the date first set forth above.

SS&C TECHNOLOGIES, INC., as a Borrower By: /s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President and Chief Financial Officer

SS&C TECHNOLOGIES HOLDINGS EUROPE, as a Borrower By:/s/ Patrick J. PedontiName:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

SS&C EUROPEAN HOLDINGS, as a Borrower By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

[Signature Page to Commitment Increase Amendment]

SS&C FINANCING LLC, as a Borrower

By: SS&C TECHNOLOGIES HOLDINGS EUROPE S.À.R.L., its sole member

By:/s/ Patrick J. Pedonti
Name:Patrick J. Pedonti
Title:Type A Manager

By:/s/ Marjorie Allo
Name:Marjorie Allo
Title:Type B Manager

SS&C TECHNOLOGIES HOLDINGS, INC., as Parent and a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President, Chief Financial Officer and Treasurer

ADVENT SOFTWARE, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

SS&C FINANCIAL SERVICES LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Member of the Management Committee

FINANCIAL MODELS COMPANY LTD., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

HUB DATA INCORPORATED, as a Guarantor By:/s/ Patrick J. PedontiName:Patrick J. Pedonti Title:Vice President and Treasurer

SS&C TECHNOLOGIES CONNECTICUT, LLC, as a Guarantor By:/s/ Patrick J. PedontiName:Patrick J. Pedonti Title:Senior Vice President

SS&C SOLUTIONS LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

ADVENT SOFTWARE LUXEMBOURG, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Type A Manager By:/s/ Marjorie Allo Name:Marjorie Allo Title:Type B Manager

SS&C TECHNOLOGIES CANADA CORP., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director and Senior Vice President

GLOBEOP FINANCIAL SERVICES (SWITZERLAND) GMBH, as a Guarantor By: /s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Managing Officer

FINANCIAL MODELS CORPORATION LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

SS&C FINANCIAL SERVICES LIMITED, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Director

EZE SOFTWARE GROUP LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer
EZE CASTLE SOFTWARE LLC, as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

DST SYSTEMS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Executive Vice President and Treasurer
DST PHARMACY SOLUTIONS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Senior Vice President and Treasurer
DST HEALTHCARE HOLDINGS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer
DST ASSET MANAGER SOLUTIONS, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer
WEST SIDE INVESTMENT MANAGEMENT, INC., as a Guarantor By:/s/ Patrick J. Pedonti Name:Patrick J. Pedonti Title:Vice President and Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:/s/ Vipul Dhadda

Name: Vipul Dhadda
Title: Authorized Signatory

By:/s/ Brady Bingham

Name: Brady Bingham
Title: Authorized Signatory

LENDERS:

DEUTSCHE BANK AG NEW YORK BRANCH, as the Incremental Term B-5 Lender

By:/s/ Alicia Schug

Name: Alicia Schug
Title: Vice President

By:/s/ Marguerite Sutton

Name: Marguerite Sutton
Title: Vice President

SCHEDULE A

Part A – Incremental Term B-5 Commitments

Incremental Term B-5 Lender	Incremental Term B-5 Commitments
Deutsche Bank AG New York Branch	$1,000,000,000.00
Total	$1,000,000,000.00

EXHIBIT A

SOLVENCY CERTIFICATE

SS&C TECHNOLOGIES HOLDINGS, INC.

OFFICER’S CERTIFICATE

[DATE]

Reference is made to that certain Credit Agreement, dated as of [__], 201[__] (the “Credit Agreement”), among SS&C TECHNOLOGIES, INC., a Delaware corporation, SS&C TECHNOLOGIES HOLDINGS EUROPE S.A.R.L., a company organized under the laws of Luxembourg, SS&C TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Parent”), the other Guarantors, the Lenders and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement.

For purposes of this certificate, the terms below shall have the following definitions:

1.“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Parent and its Subsidiaries (including Target and its Subsidiaries, the “Target Group”) taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

2.“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Parent and its Subsidiaries (including the Target Group) taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

3.“Liability” or “Stated Liabilities”

The recorded liability or liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Parent and its Subsidiaries (including the Target Group) taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

4.“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Parent and its Subsidiaries (including the Target Group) taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified in terms of their nature and estimated magnitude by responsible officers of the Parent based (in the case of Contingent Liabilities of the Target Group) on the diligence information provided by Target prior to the date of this Certificate.

5.“Are able to pay their debts and other Liabilities, contingent obligations and other commitments as they mature”

For the period from the date hereof through the Maturity Date, the Parent and its Subsidiaries (including the Target Group) taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) as they otherwise become payable.

6.“Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Parent and its Subsidiaries (including the Target Group) taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

The undersigned does hereby certify, in his capacity as [Senior Vice President, Chief Financial Officer and Treasurer] of Parent and not individually, on behalf of Parent and pursuant to Section [__] of the Credit Agreement, that after giving effect to consummation of the Transactions (assuming for such purpose that the consummation of the Transactions occurred on the Intralinks Incremental B-5 Effective Date) (a) the Parent and its Subsidiaries (including the Target Group), taken as a whole, are able to pay their debts and other Liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) the Parent and its Subsidiaries do not intend to, and do not believe that they will, incur debts or Liabilities beyond such Parent and its Subsidiaries ability, taken as a whole, to pay such debts and Liabilities as they mature, (c) the Parent and its Subsidiaries (including the Target Group) are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which such Parent and its Subsidiaries (including the Target Group) property, taken as a whole, would constitute Unreasonably Small Capital, (d) the Fair Value of the property of the Parent and its Subsidiaries (including the Target Group), taken as a whole, is greater than the total amount of Liabilities, including Contingent Liabilities, of the Parent and its Subsidiaries (including the Target Group), and (e) the Present Fair Salable Value of the assets of the Parent and its Subsidiaries (including the Target Group), taken as a whole, is not less than the amount that will be required to pay the probable Liability of the Parent and its Subsidiaries (including the Target Group) on its debts as they become absolute and matured.  The amount of Identified Contingent Liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured Liability.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Officer’s Certificate as of the date first written above.

SS&C TECHNOLOGIES
HOLDINGS, INC.

By:

Name:
Title: